                           SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]   Preliminary Prospectus Statement

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12


                       UNITED MISSOURI BANCSHARES, INC.
.............................................................................
               (Name of Registrant as Specified In Its Charter)

                       UNITED MISSOURI BANCSHARES, INC.
..............................................................................
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
      14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1) Title of each class of securities to which transaction applies:
          ......................................................................

       2) Aggregate number of securities to which transaction applies:
          ......................................................................

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
          ......................................................................

      (4) Proposed maximum aggregate value of transaction:
          ......................................................................

     *Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:
         ......................................................

      2) Form, Schedule or Registration Statement No.:
         ......................................................

      3) Filing Party:
         ......................................................

      4) Date Filed:
         ......................................................


Notes:

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                      LOGO

NOTICE OF
ANNUAL MEETING
OF SHAREHOLDERS
AND
PROXY STATEMENT


April 21, 1994
10:00 a.m.


United Missouri Bank Building
1010 Grand Avenue
Kansas City, Missouri 64106


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                      LOGO

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

  The Annual Meeting of Shareholders of United Missouri Bancshares, Inc. (the "Company") will be held at the United Missouri Bank Building, 1010 Grand Avenue, Kansas City, Missouri 64106 on April 21, 1994, at 10:00 a.m. to consider and vote on the following matters:

  1) the election of nine Class III directors to hold office until the Annual Meeting in 1997;

  2) change the name of the Company to UMB Financial Corporation;

  3) a reduction of the par value of the Company's common stock from $12.50 per share to $1.00 per share; and

  4) such other matters as may properly come before the meeting or any adjournments thereof.

  Only shareholders of record at the close of business on March 9, 1994, will be entitled to notice of or to vote at this meeting or any adjournments thereof.

  Whether or not you plan to attend the meeting, you are requested to sign and date the enclosed proxy and return it promptly in the envelope enclosed for that purpose.

                                          By Order of the Board of Directors,

                                               David D. Miller
                                                  Secretary

The date of this notice is March 17, 1994.

       PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND MAIL IT PROMPTLY.

                        UNITED MISSOURI BANCSHARES, INC.
                               1010 GRAND AVENUE
                          KANSAS CITY, MISSOURI 64106

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

  This Proxy Statement and the accompanying form of proxy are furnished to the shareholders of United Missouri Bancshares, Inc. (the "Company") in connection with the solicitation of proxies by its Board of Directors (the "Board") for use at the Annual Meeting of Shareholders to be held at the United Missouri Bank Building, 1010 Grand Avenue, Kansas City, Missouri 64106, on April 21, 1994, at 10:00 a.m. and at any adjournments thereof (the "Annual Meeting").

  Mailing of this Proxy Statement and the accompanying form of proxy is expected to commence on March 17, 1994.

  A shareholder may revoke a proxy in a later-dated proxy or other writing delivered to the Secretary of the Company at any time before the proxy is voted at the Annual Meeting. Attendance at the meeting will not have the effect of revoking a proxy unless the shareholder delivers a written revocation to the Secretary of the Company before the original proxy is voted.

  The Company will bear the cost of the Annual Meeting, including all costs relating to its solicitation of proxies.

  Proxies may also be solicited by telephone, telegram or in person by officers, directors and employees of the Company not specially engaged or compensated for that purpose.

  Brokers, dealers, banks, voting trustees, other custodians and their nominees are asked to forward soliciting material to the beneficial owners of shares held of record by them and, upon request, will be reimbursed for their reasonable expenses in completing the mailing of soliciting material to such beneficial owners.

                                     VOTING

  Shareholders at the Annual Meeting will consider and vote upon: 1) the election of nine Class III directors to hold office until the Annual Meeting in 1997; 2) a change of the Company's name; 3) a reduction of the par value of the Company's common stock from $12.50 per share to $1.00 per share; and 4) such other matters as may properly come before the meeting or any adjournments thereof.

  The only voting security of the Company is its Common Stock. As of January 13, 1994, the Company had 17,625,961 outstanding shares of Common Stock. Holders of Common Stock are entitled to cast one vote for each share held. However, voting is cumulative in the election of directors (but not on other matters), and each holder of Common Stock is entitled to cast as many votes as shall equal the number of shares of Common Stock held by him multiplied by the number of directors to be elected in any given class of directors, and he may cast all such votes for a single nominee within a class or he may distribute them between two or more nominees within a class as he may see fit.

  In all matters other than the election of directors, assuming a quorum is present, the affirmative vote of the majority of shares that are entitled to vote on the matter and that are represented at the Annual Meeting by shareholders who are present in person or represented by a proxy is required for approval. A majority of shares that are entitled to vote at the Annual Meeting must be represented at the Annual Meeting by shareholders who are present in person or represented by a proxy in order to have a quorum of such shares. The directors shall be elected by an affirmative vote of the plurality of shares that are entitled to vote on the election of directors and that are represented at the Annual Meeting by shareholders who are present in person or represented by a proxy. In determining the number of shares that have been affirmatively voted for a particular matter, shares not represented at the Annual Meeting, shares represented by shareholders that abstain from voting, and shares held by nominees for which no voting instructions on the matter being voted upon have been given by the beneficial owner and the nominee does not have discretionary authority to vote, although the beneficial owner has given voting instructions on other matters, including broker non-votes, are not considered to be votes affirmatively cast, which is equivalent to a vote against the proposal. Abstentions will have the effect of a vote against any of the proposals to which the abstention applies.

  Only shareholders of record at the close of business on March 9, 1994, the record date for the Annual Meeting, are entitled to receive notice of and to vote at the Annual Meeting.

  All shares represented by proxies solicited hereunder will be voted in accordance with the specifications of the shareholders executing such proxies. If a shareholder does not specify how a proxy solicited hereunder is to be voted, the shares represented thereby will be voted FOR the election of management's nominees for directors; FOR the change of the name of the Company; FOR a reduction of the par value of the Company's common stock from $12.50 a share to $1.00 per share; and in accordance with the discretion of the person to whom the proxy is granted upon other matters that come before the meeting. This Proxy Statement solicits discretionary authority to vote cumulatively for the election of directors, and the accompanying form of proxy grants such authority.

                             PRINCIPAL SHAREHOLDERS

  The following persons owned of record or beneficially more than five percent of the outstanding voting securities of the Company at the close of business on January 13, 1994:

                               NUMBER OF SHARES
                               HELD OF RECORD AS           NUMBER OF
                              A FIDUCIARY BUT NOT         SHARES OWNED
   NAME AND ADDRESS           OWNED BENEFICIALLY  PERCENT BENEFICIALLY   PERCENT
   ----------------           ------------------- ------- ------------   -------
   United Missouri Bank,           2,754,246(1)    15.63   1,302,964(2)    7.39
    n.a......................
    1010 Grand Avenue
    Kansas City, Missouri
   R. Crosby Kemper..........              0           0   2,979,883(3)   16.90
    1010 Grand Avenue
    Kansas City, Missouri
   ESOP of United Missouri                 0           0   1,144,768(4)    6.49
    Bancshares, Inc..........
    1010 Grand Avenue
    Kansas City, Missouri
   IFTC Holdings Inc. and                  0           0     885,115       5.02
    Affiliates...............
    127 West 10th Street
    Kansas City, Missouri

- --------
(1) Held by United Missouri Bank, n.a. ("UMB, n.a."), an affiliate bank of the Company, in agency accounts and may be voted only upon instructions from the beneficial owners or are held in trusts and estates and may be voted only upon the instructions of persons having voting control (see footnote [3]). Shares reported do not include shares held by UMB, n.a. as trustee of the Company's ESOP (see footnote [4]).
(2) Includes 762,068 shares that may be voted only in conjunction with co-fiduciaries, and UMB, n.a. disclaims beneficial ownership of these shares. Also includes 540,896 shares held in trusts and estates for which UMB, n.a. is the sole fiduciary; however, UMB, n.a. has elected not to vote such shares and disclaims beneficial ownership thereof.

(3) Includes 36,701 shares held beneficially by him as custodian for a minor child, 14,625 shares held by Mary S. Kemper (wife of R. Crosby Kemper), presently exercisable options to acquire 6,553 shares granted under the Company's 1981 and 1992 Incentive Stock Option Plans and 1,567 shares held under the Company's ESOP Plan for which he has voting rights. Includes 119,170 shares held by Kemper

   Realty Company, 133,279 shares held by Pioneer Service Corporation, 53,757 shares held by Stagecoach, Inc., and 539,573 shares held by Stagecoach Investments, L.P. Also includes 686,381 shares held in various trusts for which he has or shares voting powers. Of this number, 245,147 shares are held in trusts established under the will of Rufus Crosby Kemper, and 25,366 shares are held in the Enid and Crosby Kemper Foundation. In both cases, the shares may be voted by UMB, n.a. as trustee but only upon the direction of
   R. Crosby Kemper, Mary S. Kemper and Malcolm M. Aslin, or any two of them. Also 132,034 shares are held in trusts established under the will of Enid J. Kemper and may be voted by UMB, n.a. as trustee but only upon the direction of R. Crosby Kemper; 261,738 shares are owned beneficially by the R.C. Kemper, Sr. Charitable Trust and Foundation but may be voted only by the co-trustees, R. Crosby Kemper, R. Crosby Kemper III and Alexander C. Kemper; 22,096 shares are owned beneficially by the R.C. Kemper, Jr. Charitable Trust and Foundation and may be voted by R. Crosby Kemper, Mary S. Kemper and R. Crosby Kemper III, trustees, or any two of them.
(4) Held by UMB, n.a. as trustee for the benefit of eligible employees of the Company and all its subsidiaries under the Company's ESOP. Participants have the right to direct the voting of shares attributable to their accounts. All shares not so directed are voted in accordance with the instructions of the Administrative Committee of the ESOP.
               STOCK BENEFICIALLY OWNED BY DIRECTORS AND NOMINEES

                          AND EXECUTIVE OFFICERS

                 (AS OF CLOSE OF BUSINESS ON JANUARY 13, 1994)

                                 TOTAL       PERCENT OF
      NAME                      SHARES         CLASS
      ----                     ---------     ----------
      Malcolm M. Aslin........   306,113(1)     1.74
      Paul D. Bartlett, Jr....    73,999(2)      *
      Thomas E. Beal..........    15,266(3)      *
      H. Alan Bell............   167,160(4)      *
      David R. Bradley, Jr....     6,840(5)      *
      Newton A. Campbell......     1,650         *
      Thom R. Cooper..........    15,039(6)      *
      William Terry Fuldner...       888(7)      *
      Charles A. Garney.......   353,329(8)     2.00
      Peter J. Genovese.......    29,937(9)      *
      C. N. Hoffman, Jr.......   173,198(10)     *
      Alexander C. Kemper.....   411,600(11)    2.34
      R. Crosby Kemper........ 2,979,883(12)   16.90
      R. Crosby Kemper III....   311,730(13)    1.77
      Daniel N. League, Jr....     1,200(14)     *
      William J. McKenna......     7,380(15)     *
      Roy E. Mayes............       275(16)     *
      John H. Mize, Jr........        30         *
      Mary Lynn Oliver........   296,578        1.68
      W. L. (Barry) Orscheln..    21,600(17)     *
      Alan W. Rolley..........   173,676         *
      Lawrence E. Russell.....     9,963(18)     *
      Joseph F. Ruysser.......    65,597(19)     *
      Thomas D. Sanders.......    19,004(20)     *
      Herman R. Sutherland....    63,716(21)     *
      E. Jack Webster, Jr.....    50,474(22)     *
      J. Lyle Wells, Jr.......    26,204(23)     *
      John E. Williams........     1,830(24)     *
      All executive officers
       and directors as a
       group.................. 4,679,668(25)   26.46

- --------
  *Less than 1%

(1) Includes 379 shares held jointly by his wife and mother-in-law, 1,436 shares held as custodian for minor children and 270,513 shares held in trusts in which he shares investment and voting authority with R. Crosby Kemper and Mary S. Kemper (see Footnote [3] under Principal Shareholders, page 3). Also includes 14,825 shares for which options are exercisable, and 8,089 shares under the Company's ESOP for which he has voting rights.
(2) Sole trustee of personal trust owning 2,236 shares; voting power shared with two other trustees on 2,500 shares owned by Bartlett and Company Profit Sharing Trust and with two other directors on 14,987 shares owned by Bartlett and Company and 54,276 shares owned by Bartlett Enterprises, Inc.
(3) Includes 3,355 shares owned by his wife and 10,263 shares held in a trust established for the benefit of he and his wife.
(4) Includes 48,270 shares owned by his wife.
(5) Includes 1,999 shares owned by him as trustee under his father's will.
(6) Includes 1,811 shares owned by his wife and 528 shares held by him as co-trustee.
(7) Includes 444 shares held by his wife.
(8) Includes 208,182 shares owned by Missouri Rental Machinery Company, over which he has voting power by virtue of his position as President.

(9) Includes 13,387 shares for which options are exercisable, 7,297 shares under the Company's ESOP for which he has voting rights and 400 shares held jointly with his mother and brother.
(10) Includes 171,198 shares held in four family trusts.

(11) Includes 979 shares for which options are exercisable, 405 shares under the Company's ESOP for which he has voting rights, and 261,738 shares held in trust in which he shares investment and voting authority with R. Crosby Kemper and R. Crosby Kemper, III (see Footnote [3] under Principal Shareholders, page 3). Also includes 24,000 shares held in six other trusts in which he shares voting and dispositive authority with other family members, and 119,170 shares held by Kemper Realty Company by virtue of his position as President.
(12) See Footnote [3] under Principal Shareholders, page 3.

(13) Includes 283,834 shares held in trust in which he shares investment and voting authority with R. Crosby Kemper and Mary S. Kemper or Alexander C. Kemper (See Footnote [3] under Principal Shareholders, page 3). Also includes 24,000 shares held in six other trusts in which he shares voting and dispositive authority with other family members, and 125 shares under the Company's ESOP for which he has voting authority.
(14) Includes 1,100 shares held by the Pioneer Astro Industries, Inc. Profit Sharing Trust, of which Mr. League is the trustee.
(15) Includes 5 shares held as custodian for a minor child.
(16) All such shares are held for his benefit in the Carmar, Inc. Profit Sharing Trust.
(17) Has voting power over all such shares owned by Orscheln Management Company, by virtue of his position as President.

(18) Includes 3,526 shares under the Company's ESOP for which he has voting rights, and 3,425 shares for which options are exercisable.
(19) Includes 58,615 shares held by a partnership over which he has voting power and 395 shares held by Company's ESOP.
(20) Includes 17,700 shares owned by MMC CORP, by virtue of his position as Chairman and Chief Executive Officer and 970 shares held by him as trustee.
(21) Includes 2,785 shares owned by his wife and 3,477 shares as custodian for a minor, and 1,749 shares held in trusts.
(22) Includes 5,917 shares owned by his wife.

(23) Includes 118 shares owned by his wife, 4,082 shares under the Company's ESOP for which he has voting rights and 5,090 shares for which options are exercisable.

(24)Includes 550 shares owned by his wife.

(25) The 270,513 shares for which R. Crosby Kemper, Mary S. Kemper and Malcolm
     M. Aslin are co-trustees; the 261,738 shares for which R. Crosby Kemper,
     R. Crosby Kemper, III and Alexander C. Kemper are co-trustees, the 22,096 shares for which R. Crosby Kemper, Mary S. Kemper and R. Crosby Kemper III are co-trustees, the 24,000 shares held in six trusts over which Alexander
     C. Kemper and R. Crosby Kemper III have shared authority, and the 119,170 shares held by Kemper Realty Company have been included only once in this total. Includes 58,896 shares for which options are exercisable and 25,091 shares held under the Company's ESOP for which the officers have voting rights.

                             ELECTION OF DIRECTORS

  For a number of years the Company has maintained a practice of nominating individuals for Board membership from various communities served by its banking subsidiaries. On January 20, 1994, the Board of Directors amended the by-laws to increase membership of the Board from twenty-five to twenty-six. At that same meeting the Board elected R. Crosby Kemper III to fill the newly created vacancy as a Class III Director.

  The shareholders will elect nine directors to serve in Class III until the Annual Meeting in 1997 or until their respective successors are duly elected and qualified. Each shareholder is entitled to cast as many votes as shall equal the number of shares of Common Stock held by him multiplied by the number of directors to be elected in any given class of directors, and he may cast all such votes for a single nominee within a class or he may distribute them between two or more nominees within a class as he may see fit.

  Each nominee has consented to be named as a nominee in this Proxy Statement and to serve as a director, if elected. It is not anticipated that any nominee will become unavailable for election; however, if any nominee(s) should unexpectedly become unavailable for election, the shares represented by the proxy will be voted for such substitute nominee(s) as the Board may name.

INFORMATION ABOUT DIRECTORS AND NOMINEES

  The following schedule sets forth information about the nominees and about the present directors of the Company who will continue in office. With the elections at the Annual Meeting, Class I directors will serve until 1995, Class II directors will serve until 1996 and Class III directors will serve until 1997.

                             NOMINEES FOR ELECTION

                                                               DIRECTOR   TERM
    NAME                        AGE POSITION WITH THE COMPANY   SINCE   EXPIRING
    ----                        --- -------------------------  -------- --------
CLASS III
Malcolm M. Aslin...............  46 President and Director       1981     1997
H. Alan Bell...................  55 Director                     1993     1997
Charles A. Garney..............  62 Director                     1979     1997
R. Crosby Kemper III...........  43 Director                     1994     1997
Daniel N. League, Jr...........  58 Director                     1991     1997
John H. Mize, Jr...............  54 Director                     1986     1997
Alan W. Rolley.................  61 Director                     1993     1997
Thomas D. Sanders..............  49 Director                     1991     1997
Herman R. Sutherland...........  81 Director                     1971     1997

                     DIRECTORS WHO WILL CONTINUE IN OFFICE

Paul D. Bartlett, Jr...........  74 Director                     1977     1995
Thomas E. Beal.................  63 Director                     1983     1996
David R. Bradley, Jr...........  44 Director                     1983     1995
Newton A. Campbell.............  65 Director                     1986     1995
Thom R. Cooper.................  80 Director                     1985     1995
William Terry Fuldner..........  66 Director                     1985     1995
Peter J. Genovese..............  47 Vice Chairman and Director   1979     1995
C.N. Hoffman, Jr...............  75 Director                     1993     1995
Alexander C. Kemper............  28 Director                     1992     1995
R. Crosby Kemper...............  67 Chairman, Chief Executive    1969     1996
                                     Officer and Director
Roy E. Mayes...................  59 Director                     1988     1996
William J. McKenna.............  67 Director                     1984     1996
Mary Lynn Oliver...............  54 Director                     1993     1995
William L. Orscheln............  43 Director                     1989     1996
Joseph F. Ruysser..............  36 Director                     1993     1996
E. Jack Webster, Jr............  73 Director                     1985     1996
John E. Williams...............  67 Director                     1987     1996

  Mr. Aslin has served as President of the Company since 1982. He also has served as President of United Missouri Bank, n.a. from 1985 to January 1994 and as Chairman since that date.

  Mr. Bartlett has served as Chairman of the Board of Bartlett and Company since 1968.

  Mr. Beal has served as President of Beal Properties, Inc. (formerly International Villages, Inc.) since 1967 and of Beal Broadcasting Co. since 1991.

  Mr. Bell has served as Chairman of UMB Citizens Bank and Trust Co., Manhattan, Kansas since January 1994. Prior to that he served as Chairman and President of Citizens Bank and Trust Co. in Manhattan, Kansas, from 1986 to 1994.

  Mr. Bradley has served as President and Editor of the News-Press and Gazette Company, St. Joseph, Missouri, since 1981.

  Mr. Campbell serves as Chairman Emeritus of Burns & McDonnell Engineering Company. He served as Chairman of the Board and Chief Executive Officer of that company from 1986 until December 1993.

  Mr. Cooper has served as Chairman of the Board of Jack Cooper Transport Company, Inc. since 1985.

  Mr. Fuldner has served as Chairman of the Board and Chief Executive Officer of EFCO CORPORATION since 1953.

  Mr. Garney has served as President and Director of Garney Companies, Inc. since 1961.

  Mr. Genovese has served as Vice Chairman of the Board of the Company since 1982. He has also served as Chairman and CEO of United Missouri Bank of St. Louis, n.a. since 1979.

  Mr. Hoffman has served as Chairman of UMB National Bank of America, Salina, Kansas since 1993. Prior to that he served as Chairman of National Bank of America at Salina, Salina, Kansas, from 1988 to 1993.

  Mr. Alexander C. Kemper, a son of R. Crosby Kemper, has served as President of United Missouri Bank, n.a. since January 1994. He has been employed by United Missouri Bank, n.a. since 1986 and has served as an officer since 1988.

  Mr. R. Crosby Kemper has served as Chairman of the Board and Chief Executive Officer of the Company since 1972. He also has served as Chairman of the Board of United Missouri Bank, n.a. from 1967 until January 1994 and as Chief Executive Officer since that date.

  Mr. R. Crosby Kemper III, a son of R. Crosby Kemper, has served as President of United Missouri Bank of St. Louis, n.a. since November 1993. Prior to that he served as an officer of United Missouri Bank, n.a. since September 1991. From 1989 to 1991 he was self employed.

  Mr. League has served as Chairman of the Board, President and Chief Executive Officer of Pioneer Astro Industries, Inc. since 1974.

  Mr. McKenna has served as Chairman, President and Chief Executive Officer of Kellwood Company since 1991, having previously served as President and CEO since 1984. Mr. McKenna is a director of Genovese Drug Stores, Inc. and Kellwood Company.

  Mr. Mayes has served as Chairman of the Board and President of Carmar, Inc. since 1965.

  Mr. Mize has served as President and Chief Executive Officer of the Blish-Mize Company since 1982.

  Mrs. Oliver served as Chairman of Russell State Bank and of Security State Bank from 1984 to 1994.

  Mr. Orscheln has served as President of Orscheln Management Company since 1990, when he was promoted from Vice President of Finance, a position he had held since 1987.

  Mr. Rolley has served as Chairman of UMB Highland Park Bank and Trust in Topeka, Kansas since 1993. Prior to that he served as Chairman of Highland Park Bank and Trust and North Plaza State Bank, both in Topeka, Kansas, from 1965 and 1972, respectively, until 1993.

  Mr. Ruysser has been a partner in J and B Investments since prior to 1989. In addition, he served as Chairman and Chief Executive Officer of Commercial National Bank, Kansas City, Kansas, from May 1992 to September 1993. Mr. Ruysser also served as President and Chief Operating Officer of CNB Financial Corporation from April 1990 to September 1993, having previously served as an Executive Vice President from 1989 to 1990.

  Mr. Sanders has served as Chairman of the Board and Chief Executive Officer of MMC CORP since 1991. He previously served as Chairman of the Board and President of Midwest Mechanical Contractors, Inc. from 1985 through 1990.

  Mr. Sutherland has served as a Managing Partner of Sutherland Lumber Company since 1941.

  Mr. Webster has served as Chairman of the Board and Chief Executive Officer of Petrol Properties, Inc. since 1957. He is a director of Adams Resources and Energy, Inc.

  Mr. Williams has served as Chairman of the Board and Chief Executive Officer of H.E. Williams, Inc. since 1989, having previously served as President since 1973.

                             CHANGE OF COMPANY NAME

  The Board of Directors has passed a Resolution recommending that the shareholders approve a change of the Company's name to UMB Financial Corporation. This change to the Articles of Incorporation would be effective immediately upon filing amended Articles of Incorporation with the Missouri Secretary of State which management anticipates doing as soon as practicable after the Annual Meeting.

  Since 1971, the Company has operated under the name of United Missouri Bancshares, Inc. In 1987, the Company acquired two banks in the state of Illinois. Banks located in the state of Colorado were acquired in 1991 and 1992, and in 1993 twelve Kansas banks were acquired. In view of the significant geographical expansion of the Company's operations, the Board of Directors felt it was in the best interests of the Company to have a name that is not geographically restrictive.

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSAL TO CHANGE THE NAME OF THE CORPORATION.

                 CHANGE OF PAR VALUE OF COMPANY'S COMMON STOCK

  The Board of Directors has passed a Resolution recommending that the shareholders approve a reduction of the par value of the Company's Common Stock from Twelve Dollars and Fifty Cents ($12.50) to One Dollar ($1.00) per share. This change to the Articles of Incorporation would be effective immediately upon filing amended Articles of Incorporation with the Missouri Secretary of State which management anticipates doing as soon as practicable after the Annual Meeting.

  This change would have the effect of reducing the franchise tax currently assessed on the Company by the State of Missouri. The adoption of the proposed amendment will not affect any preferences, qualifications, limitations, restrictions or relative rights of any shares of Company stock.

  If the shareholders approve, the Company intends to make an accounting adjustment for purposes of Missouri corporation law. An amount equal to the difference between the total par value of all issued Common Stock immediately prior and immediately after the effectiveness of the proposed amendment will be transferred from the Company's common stock account to the capital surplus account. The total amount of shareholders' equity of the Company shall remain unchanged.

  If this proposal is approved by the shareholders, no certificates for shares of Company Common Stock shall be exchanged. Instead, each existing share of Common Stock with a par value of Twelve Dollars and Fifty Cents ($12.50) shall, upon effectiveness of the proposed amendment, become a share of Common Stock of a par value of One Dollar ($1.00), and there shall be no reduction in the number of authorized shares.

  The affirmative vote of a majority of the Company's issued and outstanding shares of Common Stock is required to approve the proposed amendment. Dissenting votes will not create any rights on the part of the dissenters.

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSAL TO REDUCE THE PAR VALUE OF THE COMPANY'S COMMON STOCK.

                         COMPLIANCE WITH SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers. Officers, directors and greater-than-10% beneficial owners are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, and written representations that no Forms 5 were required, the Company believes that during 1993 all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% beneficial owners were complied with; except that Mr. H. Alan Bell was one month late in filing his Form 4 following the acquisition of UMB Citizens Bank and Trust Company, Mr. W.L. (Barry) Orscheln was three months late in filing Form 4 following purchase of 6,600 shares by Orscheln Management Company, Mr. Thom Cooper was five days late in filing a Form 4 following his purchase of 100 shares of Company stock, and Mr. Alexander Kemper was two days late in filing a Form 4 following his purchase of 300 shares.

                              CERTAIN TRANSACTIONS

  The directors, officers, nominee directors and companies with which they are associated were customers of and had banking transactions with the Company's affiliate banks in the ordinary course of each respective bank's business during 1993. Such relationships continue to be conducted on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons and do not involve more than normal risk of collectibility or present other unfavorable terms.

  Messrs. Aslin, R. Crosby Kemper, Alexander C. Kemper, R. Crosby Kemper III and Wells, who are executive officers and directors of the Company or its affiliates and certain other members of Mr. R. Crosby Kemper's family own a majority of the stock of Pioneer Service Corporation. During 1993, Pioneer Service Corporation leased real estate to the Company and its subsidiaries on terms no less favorable to the Company than that which could be obtained from non-affiliated parties. In December 1993, $115,100 was paid as rent for the 1994 annual rental period.

               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

  The Board of Directors has appointed from among its members an Audit Committee and an Officers Salary and Stock Option Committee. The Board has not appointed a Nominating Committee.

  The Audit Committee, among other functions, reviews the nature and scope of the audit, reviews the accounting practices and control systems of the Company and reviews the qualifications and performance of the auditing firm. Present members of the committee are Thomas E. Beal, Newton A. Campbell, Charles A. Garney, and Daniel N. League, Jr. The Officers Salary and Stock Option Committee is responsible for setting and administering overall compensation policy and setting compensation levels for senior officers. Members of the committee during 1993 were Paul D. Bartlett, Jr., Charles A. Garney, William J. McKenna, Thomas D. Sanders and Herman R. Sutherland.

  In addition to the regularly scheduled meetings of the Board of Directors, an Executive Committee appointed by the Board of Directors meets periodically. This committee takes action on matters in lieu of the Board of Directors and reports such action taken to the Board at its next scheduled meeting for ratification. Present members of the committee are R. Crosby Kemper, Chairman, Malcolm M. Aslin, Peter J. Genovese, Alexander C. Kemper, R. Crosby Kemper III, Geoffrey E. Lind, Richard A. Renfro, James A. Sangster, William C. Tempel and
J. Lyle Wells, Jr.

  In addition to the five meetings of the Board of Directors, the Executive Committee held eighteen meetings or took action in lieu of meetings. The Audit Committee met four times, and the Officers Salary and Stock Option Committee met twice in 1993. All directors attended at least 75 percent of the meetingsof the Board and committees upon which they served except Roy E. Mayes, William J. McKenna andW.L. (Barry) Orscheln.

                             EXECUTIVE COMPENSATION

I. SUMMARY COMPENSATION TABLE

                                                                  LONG TERM
                                                                 COMPENSATION
                                    ANNUAL COMPENSATION            (AWARDS)
                             ----------------------------------  ------------
                                                                  SECURITIES
   NAME AND PRINCIPAL                              OTHER ANNUAL   UNDERLYING   ALL OTHER
        POSITION             YEAR  SALARY   BONUS  COMPENSATION   OPTIONS(#)  COMPENSATION
   ------------------        ---- -------- ------- ------------  ------------ ------------
R. Crosby Kemper             1993 $578,974     --    $52,366(1)     2,676       $28,224(2)
 Chairman and CEO            1992  560,950     --        --         2,600        28,507
                             1991  531,416     --        --         3,104           --
Malcolm M. Aslin             1993 $306,773     --        --         1,000       $16,504(3)
 President and COO           1992  296,263     --        --         1,600        16,787
                             1991  280,231     --        --         1,540           --
Peter J. Genovese            1993 $219,474     --        --         1,000       $11,078(4)
 Vice Chairman               1992  212,112     --        --         1,200        11,295
                             1991  199,454     --        --         1,540           --
Lawrence E. Russell          1993 $112,230 $85,000       --           300       $ 9,955(5)
 Divisional Executive        1992  108,932  75,000       --           400         9,795
 Vice President              1991  104,712  70,000       --           440           --
 United Missouri Bank, n.a.
J. Lyle Wells                1993 $172,910     --        --           400       $13,383(6)
 Vice Chairman               1992  168,768     --        --           --         13,643
                             1991  164,548     --        --           --            --

- --------

(1) Value of the personal use of a company-owned automobile plus reimbursement for attendant tax liability.

(2) Includes a split dollar insurance premium of $16,320, which includes $7,153 attributable to term life insurance coverage, and a contribution to the Company Profit Sharing Plan of $11,904.

(3) Includes a split dollar insurance premium of $4,600, which includes $341 attributable to term life insurance coverage, and a contribution to the Company Profit Sharing Plan of $11,904.

(4) Profit Sharing Plan contribution of $11,078.

(5) Profit Sharing Plan contribution of $9,955.

(6) Includes split dollar insurance premium of $4,656, which includes $1,622 attributable to term life insurance coverage, and a contribution to the Company Profit Sharing Plan of $8,727.

II. OPTION GRANTS IN 1993

                                                                              POTENTIAL REALIZABLE VALUE
                                                                               AT ANNUAL RATES OF STOCK
                                                                                PRICE APPRECIATION FOR
                                              INDIVIDUAL GRANTS                       OPTION TERM
                                 -------------------------------------------- --------------------------
                                 NUMBER OF  % OF TOTAL
                                 SECURITIES  OPTIONS
                                 UNDERLYING GRANTED TO  EXERCISE
                                  OPTIONS   EMPLOYEES     PRICE    EXPIRATION
        NAME                      GRANTED    IN 1993   (PER SHARE)    DATE         5%           10%
        ----                     ---------- ---------- ----------  ---------- ------------ --------------
R. Crosby Kemper (1)               2,676       17.3%    $41.11     Dec. 1998  $     17,635 $       51,058
 Chairman and CEO
Malcolm M. Aslin                   1,000        6.5%     37.375    Dec. 2003        23,504         59,566
 President and COO
Peter J. Genovese                  1,000        6.5%     37.375    Dec. 2003        23,504         59,566
 Vice Chairman
Lawrence E. Russell                  300        1.9%     37.375    Dec. 2003         7,051         17,870
 Divisional Executive
 Vice President
 United Missouri Bank, n.a.
J. Lyle Wells                        400        2.6%     37.375    Dec. 2003         9,402         23,826
 Vice Chairman
All shareholders as a group (2)                                               $414,210,083 $1,049,890,367

- --------
(1) By virtue of Mr. Kemper's having voting rights over more than 10% of the Company's common stock there is a 10% premium on his exercise price and his option period cannot exceed five years from date of grant.

(2) Increase in value of shares presently held by all shareholders assuming 5% and 10% compound rates of return over the ten year life of options granted in 1993. Using an exercise price of $37.375 per share, a 5% compound rate of return (excluding cash dividends) would result in a per share price of $60.875 after ten years. Assuming a 10% compound rate of return (excluding cash dividends) the per share price would be $97.00 after ten years.

  Except as noted in the footnote, all options are granted for a term of ten years. The Stock Option Plan provides for delayed vesting according to the following schedule: two years from grant of option--40%; three years--60%; four years--80%; and four years and eleven months--100%. All options granted since 1989 give the Company the right to recover benefits derived by the exercise of an option by an employee within two years of his or her employment by a competitor. Both of these features are intended to encourage long term commitments by key officers.

III. AGGREGATED OPTION EXERCISES IN 1993, AND OPTION VALUES AT DECEMBER 31,
1993.

                                                     NUMBER OF SECURITIES
                                                    UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                    OPTIONS AT DECEMBER 31,   IN-THE-MONEY OPTIONS AT
                                SHARES                     1993 (#)              DECEMBER 31, 1993
                             ACQUIRED ON   VALUE   ------------------------- -------------------------
           NAME              EXERCISE (#) REALIZED EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
           ----              ------------ -------- ------------------------- -------------------------
R. Crosby Kemper (1)            4,274     $56,801         6,553/9,523            $ 47,762/$27,321
 Chairman and CEO
Malcolm M. Aslin                1,000      16,140        14,825/4,954              190,165/22,780
 President and COO
Peter J. Genovese                 900      20,673        13,387/4,444              181,880/21,629
 Vice Chairman
Lawrence E. Russell               880      21,525         4,225/1,459                56,040/7,639
 Divisional Executive
 Vice President
 United Missouri Bank, n.a.
J. Lyle Wells                   1,045      29,448           5,090/400                   87,719/50
 Vice Chairman
 United Missouri Bank, n.a.

- --------
(1) By virtue of Mr. Kemper's having voting rights over more than 10% of the Company's common stock there is a 10% premium on his exercise price and his option period cannot exceed five years from date of grant.

IV. BENEFITS UNDER THE UNITED MISSOURI BANCSHARES, INC. RETIREMENT PLAN.

  The following table shows examples of pension benefits based on different periods of service and rate of pay. The following benefits are based on the salary figures shown on the Summary Compensation Table.

                                          UNITED MISSOURI RETIREMENT PLAN
                                         ESTIMATED ANNUAL NORMAL RETIREMENT
                                                      BENEFITS
                                       CREDITED SERVICE AT NORMAL RETIREMENT
                                                        DATE
                                      ----------------------------------------
        FINAL AVERAGE ANNUAL SALARY     15      20      25      30
               AS OF 1/1/94            YEARS   YEARS   YEARS   YEARS  35 YEARS
        ---------------------------   ------- ------- ------- ------- --------
      $125,000....................... $24,965 $33,286 $41,608 $49,929 $ 58,251
       150,000.......................  30,402  40,536  50,670  60,804   70,938
       175,000.......................  35,840  47,786  59,733  71,679   83,626
       200,000.......................  41,277  55,036  68,795  82,554   96,313
       225,000.......................  46,715  62,286  77,858  93,429  109,001
       250,000.......................  49,072  65,430  81,787  98,144  114,502
       300,000.......................  49,072  65,430  81,787  98,144  114,502
       400,000.......................  49,072  65,430  81,787  98,144  114,502
       450,000.......................  49,072  65,430  81,787  98,144  114,502
       500,000.......................  49,072  65,430  81,787  98,144  114,502

  Benefit Formula:

    The sum of:

      a. 0.8% of the Participant's Average Monthly Earnings up to Social Security Covered Compensation; and

      b. 1.45% of the Participant's Average Monthly Earnings in excess of Social Security Covered Compensation.

    Such sum multiplied by Credited Service up to 35 years, plus 1.45% of the Participant's Average Monthly Earnings multiplied by Credited Service in excess of 35 years.

  Average Monthly Earnings is defined as the average of Monthly Earnings during any 120 months of continuous employment that yields the highest average. "Monthly Earnings" is defined as total cash compensation, including bonuses, but excluding profit sharing payments and premiums on split-dollar policies. The compensation covered by the definition of "Monthly Earnings" for each of the five individuals named in the Summary Compensation Tables is equal to the sum of any amounts included in the "Salary", "Bonus" and "Other Annual Compensation" columns of the Summary Compensation Table with respect to each individual.

  The maximum benefit payable from a qualified retirement plan to someone retiring at age 65 in 1994 is limited to $118,800 per Internal Revenue Code
Section 415. Final Average Salary is limited to $235,840 per Internal Revenue Code Section 401(a)(17).

  Assumptions used in the benefit calculations:

    1. Employee was born in 1929

    2. Social Security Covered Compensation for an individual age 65 in 1994 is $22,800.

  Credited Services as of January 1, 1994 for the following five employees is given below:

                                                            CREDITED SERVICE AT
           NAME                                               JANUARY 1, 1994
           ----                                             -------------------
      R. Crosby Kemper.....................................          41
      Malcolm M. Aslin.....................................          21
      Peter J. Genovese....................................          22
      Lawrence E. Russell..................................          18
      J. Lyle Wells........................................          11

  The table above presents annual retirement benefits payable as a single life annuity under this plan.

                     DIRECTOR RESPONSIBILITY AND DISCLOSURE

          REPORT OF THE OFFICERS SALARY AND STOCK OPTION COMMITTEE ON
                             EXECUTIVE COMPENSATION

  The Officers Salary and Stock Option Committee of the Board of Directors (the "Committee") is composed of five Directors who are not employees, namely Paul
D. Bartlett, Jr., Charles A. Garney, William J. McKenna, Thomas D. Sanders and Herman R. Sutherland. The members of the Committee are Directors with significant holdings of Company stock. Subject only to oversight by the full Board, the Committee has final responsibility for setting and administering overall compensation policy and levels of compensation for senior officers including the Chief Executive Officer. The Committee balances the need to maximize shareholder value with the need to attract and retain high quality employees who will further the interests of all shareholders.

  Throughout its existence the Company has maintained a simple, straightforward compensation program. The components of total compensation for nearly every officer of the Company are base salary and benefits which are otherwise provided to all employees regardless of position. However, the Committee has the discretion to award bonuses, stock options and other benefits including company owned automobiles and split dollar insurance. The timing and amounts of such awards are determined on a subjective basis. Subject to limitations on his stock options as discussed below, Mr. Kemper's compensation is determined in the same way as all other officers for which the Committee has discretion.

  The Company's policy is to pay base salaries which are competitive with other financial service providers in communities served by the Company. The list of financial service providers used for this comparison are not the same as those included in the Performance Graph that follows. That index includes all the companies included in the NASDAQ Bank Index while the companies included in the compensation surveys are more limited. Salary comparisons are made (i) to those paid by competitors in the immediate trade area of each banking affiliate except United Missouri Bank, n.a., (ii) a group of five banks of comparable size in Kansas and Missouri and a cluster of twenty-five north central banks with assets ranging between $2.3 and $5.9 billion for United Missouri Bank, n.a., and (iii) a cluster of fifty-nine nationwide financial institutions with assets ranging from $6 to $19.9 billion for United Missouri Bancshares, Inc. Salary levels set by the Committee for 1993 generally correspond to the median of the range of salaries paid by the companies included in the salary surveys referred to above. While primary emphasis is placed on matching competitive salary levels disclosed by the appropriate survey, consideration is also given to the package of benefits available to all employees compared to those offered by competitors. Salary levels are considered annually and are based on current salary and individual performance during the previous calendar year. There is no direct link between corporate performance and executive compensation.

  Since 1981 the Company has maintained an Incentive Stock Option Program in which a limited number of stock options are granted annually to officers of the Company whose contributions to the Company merit such recognition. Those options allow the officer to purchase the option shares for ten years at a price equal to market value at the time the option is granted. Since he has the power to vote more than 10% of the outstanding stock of the Company, Mr. Kemper's options are for only five years and his option price is 110% of market value. The Stock Option Plan provides for delayed vesting according to the following schedule: two years from grant of option--40%; three years--60%; four years--80%; and four years and eleven months--100%. All options granted since 1989 give the Company the right to recover benefits derived by the exercise of an option by an employee within two years of his or her employment by a competitor. Both of these features are intended to encourage long term commitments by key officers. Historically, options have been given for shares which has a value at the time of grant which is less than 20% of annual compensation being paid to each grantee. This is true for Mr. Kemper as well as all other recipients of options. While this level of option grants is significantly below the average value of options granted by other companies that maintain stock option plans, it is intended to provide linkage between officer compensation and market performance of the Company's common stock. As shown on Table II above, any benefits received by officers under this plan will be matched by benefits realized by all shareholders.

  The Company has no other long term incentive plan awards, no employment contracts and no change-in-control or "golden parachute" arrangements.

                            MEMBERS OF THE COMMITTEE

         Paul D. Bartlett, Jr., Charles A. Garney, William J. McKenna,
                  Thomas D. Sanders and Herman R. Sutherland.

                             DIRECTOR COMPENSATION

  Directors of the Company who are not employed by the Company or its subsidiaries are paid Directors' fees of $500 for each Board meeting they attend. Attendance fees of $500 are paid to members of the Audit Committee. Officers Salary and Stock Option Committee members receive an attendance fee of $300.

             SALARY COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Company's Officers Salary and Stock Option Committee consists of five members of the Board of Directors. They are Paul D. Bartlett, Jr., Charles A. Garney, William J. McKenna, Thomas D. Sanders and Herman R. Sutherland.

  Messrs. Bartlett, Garney, McKenna, Sanders and Sutherland and companies with which they are associated were customers of and had banking transactions with the Company's affiliate banks in the ordinary course of each respective bank's business during 1993. Such relationships continue to be conducted on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons and do not involve more than normal risk of collectibility or present other unfavorable terms. Messrs. R. Crosby Kemper and Aslin were originally members of the committee, but resigned in December 1993. No other officers or former officers served as members of the Salary and Stock Option Committee.

                               PERFORMANCE GRAPH

  The graph below summarizes the cumulative return experienced by the Company's shareholders over the years 1989 through 1993, compared to the S&P 500 Stock Index and the NASDAQ Bank Index. In all cases the return assumes a reinvestment of dividends.




                             [GRAPH APPEARS HERE]


                                                         NASDAQ
                                                          Bank
Measurement Period            UMBI         S&P 500       Index
- ------------------            ----         -------       ------
Measurement Point
    -12/31/88                $1.00          $1.00        $1.00
- ------------------           -----          -----        -----
FYE 12/31/89                 $1.18          $1.32        $1.11
FYE 12/31/90                  1.09           1.28          .82
FYE 12/31/91                  1.68           1.66         1.35
FYE 12/31/92                  1.84           1.79         1.95
FYE 12/31/93                  1.77           1.97         2.22

                         INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has selected Deloitte & Touche as independent public accountants to perform the 1994 audit, which includes: 1) the examination of annual financial statements; 2) review of unaudited quarterly financial information; 3) assistance and consultation in connection with filings with the Securities and Exchange Commission; and 4) consultation on various audit-related accounting matters. Deloitte & Touche has served as the Company's auditors continuously since 1982.

  A representative of Deloitte & Touche is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

  Shareholder proposals must be received by the Company by November 17, 1994, to be considered for inclusion in the proxy materials of the Company for the 1995 Annual Meeting. The Company requests that such shareholder proposals be sent by certified mail--return receipt requested.

                                 OTHER MATTERS

  The Board of Directors knows of no matters expected to be presented for consideration at the Annual Meeting that are not described herein. However, if other matters properly come before the meeting, persons named in the accompanying form of proxy will vote thereon in accordance with their best judgment.

                                          By Order of the Board of Directors

                                               David D. Miller
                                                  Secretary

March 17, 1994

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE UPON WRITTEN REQUEST DIRECTED TO: SECRETARY, UNITED MISSOURI BANCSHARES, INC., 1010 GRAND AVENUE, KANSAS CITY, MISSOURI 64106.

                       UNITED MISSOURI BANCSHARES, INC.
                               P. O. Box 419226
                          Kansas City, MO 64141-6226

PROXY

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON APRIL 21, 1994. The undersigned hereby appoints R. Crosby Kemper and Malcolm M. Aslin, or either of them, with full power of substitution as proxies, to vote all shares of Common Stock of United Missouri Bancshares, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held April 21, 1994, and any adjournments thereof.

1.  ELECTION OF DIRECTORS IN CLASS III
    (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME. IN SUCH EVENT, UNLESS YOU REQUEST OTHERWISE, YOUR VOTES WILL THEN BE CUMULATED AND VOTED FOR THE OTHER NOMINEES.)

    [ ] FOR all nominees in Class III (except as otherwise indicated)

    [ ] WITHHOLD AUTHORITY on all nominees below

                        Malcolm M. Aslin, H. Alan Bell,
                   Charles A. Garney, R. Crosby Kemper III,
                   Daniel N. League, Jr., John H. Mize, Jr.,
            Alan W. Rolley, Thomas D. Sanders, Herman R. Sutherland

2.  PROPOSAL TO CHANGE THE NAME OF THE COMPANY TO UMB FINANCIAL CORPORATION.

    [ ]  FOR    [ ]  AGAINST    [ ]  ABSTAIN

3. PROPOSAL TO REDUCE THE PAR VALUE OF THE COMPANY'S COMMON STOCK FROM $12.50 PER SHARE TO $1.00 PER SHARE.

    [ ]  FOR    [ ]  AGAINST    [ ]  ABSTAIN

(TO BE SIGNED ON OTHER SIDE)

    MANAGEMENT KNOWS OF NO OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING; HOWEVER, THE PERSONS NAMED AS PROXY HOLDERS OR THEIR SUBSTITUTES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER OR ABSENT INSTRUCTION WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. UNLESS

AUTHORITY TO VOTE FOR ANY DIRECTOR NOMINEE IS WITHHELD, AUTHORITY TO VOTE FOR SUCH NOMINEE WILL BE DEEMED GRANTED.

                        Please            __________________________________
                        Sign                   (Signature)
                        Here
                                          __________________________________
                                               (Signature)

                                          Please sign exactly as name appears.
                                          If shares are held jointly, any one
                                          of the joint owners may sign.
                                          Attorneys-in-fact, executors,
                                          administrators, trustees, guardians
                                          or corporation officers should
                                          indicate the capacity in which they
                                          are signing.

                                          PLEASE SIGN, DATE, AND MAIL THIS
                                          PROXY PROMPTLY WHETHER OR NOT YOU
                                          EXPECT TO ATTEND THE MEETING.

                                          Date___________________________, 1994